Exhibit 10.7

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 30, 2004 (this “Agreement”) among New Century Mortgage Corporation (“NCMC”), New Century Financial Corporation (“NCFC”), New Century Funding I (the “Note Issuer”), NC Capital Corporation (“NCCC”), NC Residual II Corporation (“NCR II”) and New Century REIT, Inc. (“NC REIT”):

Reference is made to:

(i)	the Loan Purchase Agreement, dated as of May 10, 2002, as amended (the “Loan Purchase Agreement”), among NCMC, NCFC, the Note Issuer, NCCC and NCR II; and

(ii)	the Committed Note Purchase and Security Agreement, dated as of May 10, 2002, as amended (the “Note Purchase Agreement”), among New Century Funding I, each Person party thereto as a Purchaser or a Noteholder from time to time, and UBS Real Estate Securities Inc. (the “Agent”, f/k/a UBS Warburg Real Estate Securities Inc.).

RECITALS

WHEREAS, the parties to this Agreement have agreed to amend the Loan Purchase Agreement to reflect the reorganization of NCFC and NC REIT through the merger of NC Merger Sub, Inc., a wholly-owned subsidiary of NC REIT, with and into NCFC, resulting in NC REIT (thereafter, New Century Financial Corporation, a Maryland corporation) becoming the parent company of NCFC (thereafter, New Century TRS Holdings, Inc.) (the “REIT Conversion”).

NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Effective as of the date on which the REIT Conversion occurs (the “Effective Date”) and subject to the terms hereof:

(a) NCFC hereby conveys, sells, grants, transfers and assigns all of its right, title and interest in the Loan Purchase Agreement to NC REIT; and

(b) NC REIT assumes all of the duties and obligations of NCFC under the Loan Purchase Agreement.

2. NCMC, the Note Issuer, NCCC and NCR II hereby consent to the foregoing assignment and assumption. As of the Effective Date, NCMC, the Note Issuer, NCCC and NCR II on the one hand and NCFC on the other hand release one another from all obligations under the Loan Purchase Agreement, provided that such release shall not affect any rights or obligations arising on or before such Effective Date.

3. NCFC and NC REIT each individually warrants and represents as of the date hereof and on the Effective Date that:

(a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(b) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

(c) The execution by it of this Agreement is in its ordinary course of business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its charter or bylaws or any legal restriction, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject. The execution, delivery and performance by it of this Agreement have been duly authorized by all its necessary corporate action. This Agreement has been duly executed and delivered by it and will constitute the valid and legally binding obligation of, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with its execution, delivery or performance of this Agreement; and

(e) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against it, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Loan Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in its ability to perform its obligations under this Agreement or the Loan Purchase Agreement and it is solvent.

4. NC REIT warrants and represents as of the date hereof and on the Effective Date that it has full power and authority to perform its duties and obligations under the Loan Purchase Agreement.

5. Effective as of the Effective Date, Section 3.01(a)(xii) of the Loan Purchase Agreement shall be replaced with the following:

Tangible Net Worth. As of October 1, 2004, the aggregate Tangible Net Worth of New Century Financial is not less than $750,000,000. As used in this Agreement, “Tangible Net Worth” shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset on the balance sheet of such Person or any subsidiary of such Person at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that, residual securities owned by such Person shall not be treated as intangibles for purposes of this definition.

6. Effective as of the Effective Date, Section 4.01(i) of the Loan Purchase Agreement shall be replaced with the following:

Maintenance of Tangible Net Worth. As of the end of each calendar quarter following September 30, 2004, the aggregate Tangible Net Worth of New Century Financial shall be at least $750,000,000 plus 50% of net new capital received (whether in the form of equity or subordinated debt which the Agent determines has substantial equity features), for each such quarter on a cumulative basis.

7. This Agreement and all matters arising with respect to it shall be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York) without otherwise giving effect to the conflict of laws principles thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

9. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Agent as a third-party beneficiary.

10. Each of the Loan Purchase Agreement and this Agreement shall survive the assignment of the Loan Purchase Agreement (to the extent assigned hereunder), and the Loan Purchase Agreement, as modified by this Agreement, shall remain in full force and effect.

11. The Agent shall be an express third-party beneficiary of this Agreement, and shall be entitled to rely upon and directly enforce any rights granted to it hereunder or under the Note Purchase Agreement.

12. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13. In the event that any provision of this Agreement conflicts with any provision of the Loan Purchase Agreement, the terms of this Agreement shall control.

14. For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Loan Purchase Agreement or the Note Purchase Agreement, which definitions are incorporated by reference herein.

15. It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Note Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Note Issuer with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Note Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Note Issuer hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

16. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, faxed or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of NCMC, NCCC, NC REIT and NCFC and NCR II, 18400 Von Karman, Suite 1000, Irvine CA 92612, Attn: Ralph W. Flick, and (b) in the case of the Note Issuer, c/o New Century Mortgage Corporation, 18400 Von Karman, Suite 1000, Irvine CA 92612 and a copy to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attn: Corporate Trust Administration.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

NEW CENTURY MORTGAGE CORPORATION		NEW CENTURY REIT, INC

By:	/s/ Patrick Flanagan	By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan	Name:	Patrick Flanagan
Title:	President	Title:	Executive Vice President

NEW CENTURY FUNDING I		NC CAPITAL CORPORATION

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Dorri E. Wolhar	By:	/s/ Patrick Flanagan
Name:	Dorri E. Wolhar	Name:	Patrick Flanagan
Title:	Financial Services Officer	Title:	Chief Executive Officer

NC RESIDUAL II CORPORATION		NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Patrick Flanagan	By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan	Name:	Patrick Flanagan
Title:	President	Title:	Executive Vice President

Acknowledged and consented to by:
Agent		Noteholder and Note Purchaser

UBS REAL ESTATE SECURITIES INC.		UBS REAL ESTATE SECURITIES INC.

By:	/s/ Robert Carpenter	By:	/s/ Robert Carpenter
Name:	Robert Carpenter	Name:	Robert Carpenter
Title:	Director	Title:	Director

By:	/s/ George A. Mangiaracina	By:	/s/ George A. Mangiaracina
Name:	George A. Mangiaracina	Name:	George A. Mangiaracina
Title:	Managing Director	Title:	Managing Director